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                        INVESTMENT SUB-ADVISORY AGREEMENT
                       SEI INSTITUTIONAL INVESTMENTS TRUST

         AGREEMENT made this 21st day of June, 2001 between SEI Investments Management Corporation (the "Adviser") and Shenkman Capital Management, Inc. (the "Sub-Adviser").

         WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996 (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the High Yield Bond Fund (the "Portfolio"), which is a series of the Trust; and

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Portfolio, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows as to the
Portfolio:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Portfolio entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a) Subject to the direction of the Adviser, the Sub-Adviser shall determine what Assets will be purchased, retained or sold by the Portfolio, and what portion of the Assets will be invested or held uninvested in cash. The Sub-Adviser shall from time to time and upon the request of the Adviser consult with the Adviser concerning the Assets to be purchased, retained or sold by the Portfolio and cash balances.

(b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Portfolio as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolio's registration statement and Prospectus or as the Board of Trustees or the Adviser may


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         direct from time to time, in conformity with all federal securities laws. In executing Portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with any guidelines established by the Board of Trustees of the Trust and
         Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Portfolio. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Portfolio's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC") and the 1940 Act.

(d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5),
         (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

         The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-


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         Adviser agrees that all records that it maintains on behalf of the
         Portfolio are property of the Portfolio and the Sub-Adviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser (i) shall not be required to provide any material that is not legally required to be maintained by or on behalf of the Portfolio and that constitutes proprietary information or analyses, except as may be required by law or legal process; and (ii) may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser); provided, however, that the Sub-Adviser (i) shall not be required to transfer any material that is not legally required to be maintained by or on behalf of the Portfolio and that constitutes proprietary information or analyses, except as may be required by law or legal process; and (ii) may retain a copy of such records.

(e) The Sub-Adviser shall provide the Portfolio's custodian on each business day with information relating to all transactions concerning the Portfolio's Assets and shall provide the Adviser with such information upon request of the Adviser.

(f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser and its employees and affiliates shall be free to render advice and effect transactions for their own account and for the account of other clients for which they provide investment advisory services, including other clients' discretionary accounts; provided that such services do not impair the services rendered to the Adviser or the Trust. The Adviser and the Trust understand and agree that nothing contained in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Portfolio any security or other asset that the Sub-Adviser or its employees or affiliates may purchase or sell for their own account or for the account of any other client, if in the sole discretion of the Sub-Adviser it is for any reason undesirable or impracticable to take such action or make such recommendation for the Portfolio.

(g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held as Assets in the Portfolio. The Adviser shall instruct the custodian and other parties providing services to the Portfolio to promptly forward misdirected proxies to the Sub-Adviser.

         Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's control affiliates, partners, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and


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         review the Sub-Adviser's performance of its duties under this
         Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

(a) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws"); and

(c)      Prospectus of the Portfolio.

         The Adviser will furnish copies of amendments to the documents specified above to the Sub-Adviser or otherwise provide reasonable notification of changes to any terms of such documents affecting Sub-Adviser's obligations under this Agreement; provided that such changes shall not affect any transaction initiated prior to the receipt thereof by the Sub-Adviser.

4. COMPENSATION TO THE SUB-ADVISER. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. The Adviser shall provide a written statement setting forth the amount of the sub-advisory fee as soon as practicable after the close of the applicable month, and the amount thereof shall be payable within ten (10) business days after month-end. In the event the Sub-Adviser does not act as a sub-adviser to the Adviser and the Trust for an entire calendar month, the sub-advisory fee shall be pro rated. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's own or its agent's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage


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         experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own or its agent's breach of this Agreement or its willful misfeasance, bad faith or negligence.

         The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's own or its agent's obligations under this Agreement; provided, however, that the Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own or its agent's breach of this Agreement or willful misfeasance, bad faith or negligence.

6. DURATION AND TERMINATION. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Portfolio is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser's receipt of compensation under
         Section 36(b) of the 1940 Act.

         This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Portfolio (a) by the Portfolio at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Portfolio, (b) by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


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9.       NOTICE: Any notice, advice or report to be given pursuant to this
         Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


         To the Adviser at:               SEI Investments Management Corporation
                                          One Freedom Valley Road
                                          Oaks, PA 19456
                                          Attention:  Legal Department

         To the Sub-Adviser at:           Shenkman Capital Management, Inc.
                                          461 Fifth Avenue
                                          New York, NY 10017
                                          Attention:  Richard H. Weinstein

10. NON-HIRE/NON-SOLICITATION. The Adviser and the Sub-Adviser hereby agree that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, the Adviser and the Sub-Adviser, as the case may be, shall not for any reason, directly or indirectly, on its own behalf or on behalf of others, hire any person employed by the other party, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will. The Adviser and the Sub-Adviser further agree that, to the extent that it breaches the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

11. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement shall not be amended, nor shall any provision of this Agreement be considered modified or waived, unless evidenced by the written consent of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Section 11, each a "Portfolio"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Portfolios severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Portfolio as if contained in separate agreements between the Adviser and Sub-Adviser for each such Portfolio. In the event that this Agreement is made applicable to any additional Portfolios by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Portfolio so that, for example, the execution date for purposes of Section 6 of this Agreement with respect to such Portfolio shall be the execution date of the relevant Schedule.


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12.      MISCELLANEOUS.

(a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Portfolio or the Trust.

(b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


SEI INVESTMENTS MANAGEMENT CORPORATION         SHENKMAN CAPITAL MANAGEMENT, INC.


By:                                            By:
     /s/  Todd Cipperman                           /s/ Mark R. Shenkman
  ----------------------------------              ------------------------------


Name:                                          Name:  Mark R. Shenkman
     Todd Cipperman
  ----------------------------------              ------------------------------

Title:                                         Title:  President
     Vice President
  ----------------------------------              ------------------------------


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                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                        SHENKMAN CAPITAL MANAGEMENT, INC.


Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

         SEI INSTITUTIONAL INVESTMENTS TRUST

                  High Yield Bond Fund                        X.XX%




Agreed and Accepted:

SEI INVESTMENTS MANAGEMENT CORPORATION       SHENKMAN CAPITAL MANAGEMENT, INC.

By:                                          By:
     /s/  Todd Cipperman                        /s/ Mark R. Shenkman
  ----------------------------------         ------------------------------

Title:                                       Title:  President
      Vice President
  ----------------------------------         ------------------------------


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